Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of FiberNet Telecom Group, Inc. on Form S-8 of our report, dated March 12, 2003, appearing in the Annual Report on Form 10-K of FiberNet Telecom Group, Inc. for the year ended December 31, 2002.

/S/    DELOITTE & TOUCHE LLP

May 7, 2003

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